UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2026

NextNRG, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

407 Lincoln Rd. #9F, Miami Beach, Florida	33139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 791-1169

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NXXT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 13, 2026, NextNRG, Inc. a Delaware corporation (the “Company”), and an institutional investor (the “Investor”) entered into a Securities Purchase Agreement (the “SPA”) pursuant to which the Company agreed to issue and sell to the Investor up to 3,000,000 shares of a new series of the Company’s preferred stock, known as the Series C Convertible Non-Voting Preferred Stock, par value $0.0001 per share (“Series C Preferred Stock”), for aggregate purchase price of $27.2 million. The shares of Series C Preferred Stock are convertible into shares of the Company’s common stock (the “Conversion Shares”), par value $0.0001 per share (the “Common Stock”), pursuant to the terms of the Certificate of Designation (as defined herein). On August 13, 2026, following the designation and approval of the Company’s Board of Directors, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Rights and Preferences of the Series C Preferred Stock (the “Original Certificate of Designation”), which was subsequently corrected by the filing with the Secretary of State of the State of Delaware of a Certificate of Correction on August 14, 2026 (the “Certificate of Correction”, and together with the Original Certificate of Designation, the “Certificate of Designation”). On August 13, 2026 (the “Initial Closing Date”), at the initial closing under the SPA (the “Initial Closing”), the Company issued and sold to the Investor 1,000,000 shares of Series C Preferred Stock (the “Initial Shares”) for an aggregate purchase price of $9.2 million. A portion of the purchase price was paid by the Investor by surrendering and delivering to the Company that certain senior secured convertible promissory note in the aggregate original principal amount of $2,000,000 which was issued to the Investor on July 24, 2026 (the “Note”). Upon surrendering the Note, the Note was cancelled.

The SPA provides for additional closings (“Additional Closings”) at which the Company may issue up to an aggregate of 2,000,000 shares of Series C Preferred Stock (the “Additional Shares”) to the Investor, subject to the terms and conditions of the SPA. The Additional Closings may be initiated by either the Company or the Investor, subject to certain conditions (including minimum trading volume and price thresholds, receipt of stockholder approval for the issuance of the applicable Conversion Shares, the effectiveness of a registration statement for the resale of the Conversion Shares and other conditions specified in the SPA). The Investor’s and the Company’s right to effect Additional Closings terminates on the two (2) year anniversary of the Initial Closing Date.

The SPA contains customary representations, warranties and covenants by the Company and the Investor. Pursuant to the SPA, the Company agreed that until the later of (i) the date no shares of Series C Preferred Stock remain outstanding and two (2) years from the Initial Closing Date (the “Covenant Period”), it will not, without the prior written consent of the Investor, issue any shares of Series C Preferred Stock other than to the Investor as contemplated in the SPA and shall not issue any other securities that would cause a breach or default under the SPA or the Certificate of Designation. The Company also agreed that from each closing date until the 20th trading day following the effectiveness of a registration statement registering the resale of the Conversion Shares issuable upon conversion of the shares of Series C Preferred Stock issued in such closing, that it will not effect or enter into an agreement to effect any equity security or any equity-linked or related security, any debt, any preferred shares or any purchase rights (each a “Subsequent Placement”), subject to certain exceptions. The Company also agreed that during the Covenant Period, neither it nor any of its subsidiaries shall effect any Variable Rate Transaction (as defined in the SPA). The Company also granted to the Investor a participation right in any Subsequent Placement until the later of (i) the one-year anniversary of the date of the SPA, and (ii) the last closing date under the SPA.

Under the SPA, the Company is required to obtain and maintain the Required Stockholder Approval (as defined in the SPA). The Company has obtained the approval from the holders of at least a majority of the voting power of the Company’s issued and outstanding voting securities for the issuance of all of the Conversion Shares issuable upon conversion of all of the Shares issuable pursuant to the SPA in accordance with the requirements of Nasdaq Listing Rule 5635(d). The Company has filed a Preliminary Information Statement with regards to the issuance of all of the Conversion Shares issuable upon conversion of the Initial Shares. The stockholder approval of the issuance of additional Conversion Shares issuable upon conversion of Shares to be issued at subsequent closing will not become effective until the Company has filed the requisite preliminary and definitive information statements as required pursuant to the SPA.

In addition, upon any Split Authorization Trigger (as defined in the SPA) the Company is required to obtain stockholder approval for one or more reverse stock splits at a ratio between 5-for-1 and 35-for-1.

Registration Rights Agreement

In connection with the SPA, on August 13, 2026, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the Conversion Shares no later than ten (10) calendar days after the Initial Closing Date and to use its best efforts to cause such registration statement to become effective no later than thirty (30) calendar days after the Initial Closing Date (or sixty (60) calendar days if the SEC determines to review such registration statement). The Registration Rights Agreement provides that if the Company fails to file such registration statement or cause it to become effective by the applicable deadline, or if the registration statement ceases to be effective or available for use, the Company will be required to pay the Investor liquidated damages equal to 1.5% of the Investor’s aggregate stated value of the Series C Preferred Stock on the date of such failure and on every thirty (30) day anniversary thereafter until cured.

Voting and Support and Standstill Agreement

Also in connection with the SPA, on August 13, 2026, the Company and certain stockholders of the Company (the “Stockholders”) entered into a Voting, Support and Standstill Agreement (the “Voting Agreement”), pursuant to which each Stockholder irrevocably agreed to vote all of their shares of common stock and other voting securities of the Company in favor of the Stockholder Proposals (as defined in the Voting Agreement). The Voting Agreement also provides that each Stockholder agreed to vote against any action that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the approval of such stockholder proposals. The Voting Agreement includes an irrevocable proxy in favor of the Company with respect to the Stockholders’ covered shares. The Voting Agreement will terminate upon the later to occur of (a) the date on which all required stockholder approvals have been obtained (other than the Split Authorization (as defined in the SPA)), and (b) August 13, 2028, subject to certain exceptions. Pursuant to the Voting Agreement, the Stockholders also agreed that they will not, among other things, demand or seek any principal, premium or fee on any outstanding debt of the Company owned by such Stockholders, except for regularly scheduled payments, enforce any right of foreclosure against the Company, commence any bankruptcy, insolvency or similar proceeding against the Company or otherwise amend or modify the terms of such debt until, following the two year anniversary of the Initial Closing Date, no shares of Series C Preferred Stock are outstanding.

Series C Preferred Stock

The Certificate of Designation authorizes the issuance of up to 3,000,000 shares of Series C Preferred Stock with a par value of $0.0001 per share and a stated value of $10.00 per share (the “Stated Value”). The following is a summary of the material terms of the Series C Preferred Stock. Capitalized terms used but not defined herein have the meanings ascribed to them in the Certificate of Designation.

Dividends. Each share of Series C Preferred Stock accrues dividends on a daily basis and pays a mandatory dividend at an annual rate of 12.5% of the aggregate Stated Value, payable monthly in arrears in either cash or shares of Common Stock on the first calendar day of each calendar month.

Conversion. Each share of Series C Preferred Stock is convertible at any time at the option of the holder into shares of Common Stock at a conversion rate determined by dividing the Conversion Amount (the sum of the Stated Value, accrued and unpaid dividends, and other unpaid amounts) multiplied by 105% by the Conversion Price. The initial Conversion Price for shares issued at the Initial Closing is $0.75 per share. For shares issued at any Additional Closings, the Conversion Price will be equal to the greater of (i) the Floor Price (the greater of $0.135 and the Nasdaq Floor Price) then in effect and (ii) 150% of the lower of (x) the closing price on the trading day immediately prior to issuance and (y) the average closing price for the five trading days immediately preceding issuance. The Series C Preferred Stock is also subject to an alternate conversion at a price equal to the lower of the Conversion Price and the greater of the Floor Price and 95% of the lowest daily VWAP during the fifteen (15) consecutive trading day period ending immediately preceding the conversion.

Voting Rights. Shares of Series C Preferred Stock do not entitle the holders to vote on matters on which holders of Common Stock are entitled to vote until such shares have been converted into Conversion Shares. However, the affirmative vote of a majority of the then-outstanding shares of Series C Preferred Stock is required to (a) alter or change adversely the powers, preferences or rights of the Series C Preferred Stock, (b) amend the Certificate of Incorporation in any manner that adversely affects the holders’ rights, or (c) enter into any agreement with respect to the foregoing.

Liquidation Preference. Upon any liquidation, dissolution or winding-up of the Company, the holders are entitled to receive the greater of (a) the aggregate Stated Value plus any unpaid dividends or (b) the amount holders would receive if the shares were fully converted into Common Stock, paid pari passu with all holders of Common Stock.

Redemption. At any time after the two (2) year anniversary of the Original Issue Date, each holder has the right to require the Company to redeem all or any portion of the holder’s Series C Preferred Stock at a price equal to the greater of (i) the Conversion Amount as of the redemption date and (ii) the product of the Conversion Rate multiplied by the greatest closing sale price during the period from the redemption notice date through the payment date. Additionally, upon certain mandatory redemption events (including failure to pay dividends, material breach of the transaction documents, bankruptcy, and certain other events), holders may require the Company to redeem their shares at 125% of the Stated Value plus accrued dividends and other amounts owed.

Beneficial Ownership Limitation. The Series C Preferred Stock may not be converted to the extent that, after giving effect to such conversion, the holder and its attribution parties would beneficially own in excess of 4.99% (or, upon election by a holder prior to issuance, 9.99%) of the outstanding shares of Common Stock.

Anti-Dilution Protection. The Conversion Price is subject to full-ratchet anti-dilution adjustment upon the issuance of Common Stock (or securities convertible into Common Stock) at a price below the then-current Conversion Price, subject to certain excluded securities.

Ranking. The Series C Preferred Stock ranks senior to the Common Stock, Series A Preferred Stock, and Series B Preferred Stock with respect to dividends, distributions, and payments upon liquidation, dissolution, and winding up of the Company.

The foregoing descriptions of the Certificate of Designation, the Certificate of Correction, the SPA, the Registration Rights Agreement and the Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the such documents, copies of which are filed as Exhibits 3.1, 3.2, 10.1, 10.2 and 10.3, respectively to this Current Report on Form 8-K and are incorporated herein by reference.

Disposition of Indebtedness

As previously disclosed, on July 24, 2026, the Company issued the Note to the Investor pursuant to a securities purchase agreement dated July 24, 2026 (the “Prior SPA”). The Note bore interest at a rate of 12% per annum, was scheduled to mature on October 24, 2026, and was convertible into shares of Common Stock at a fixed conversion price of $0.75 per share. The Note was secured by substantially all of the assets of the Company pursuant to a security and pledge agreement entered into in connection with the Prior SPA.

In connection with the Initial Closing, the Investor surrendered and delivered the Note to the Company as partial payment of the aggregate purchase price for the Initial Shares, and the Note was cancelled and the security interest granted in connection with the Note was released. The Company reported the issuance of the Note on a Current Report on Form 8-K filed with the SEC on July 29, 2026.

Item 3.02. Unregistered Sale of Equity Securities.

The issuance and sale of the Series C Preferred Stock at the Initial Closing was made, and the issuance and sale of the additional shares of Series C Preferred Stock and Conversion Shares will be made, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 11, 2026, the Board of Directors of the Company approved the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, designating 3,000,000 shares of preferred stock of the Company as Series C Preferred Stock.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series C Convertible Preferred Stock of the Company, filed August 13, 2026, as corrected by the Certificate of Correction, filed August 14, 2026.
3.2	Certificate of Correction, filed August 14, 2026.
10.1*^	Form of Securities Purchase Agreement, between the Company and Investor, dated as of August 13, 2026.
10.2*^	Form of Registration Rights Agreement, between the Company and Investor, dated as of August 13, 2026.
10.3*^	Form of Voting and Support and Standstill Agreement, dated as of August 13, 2026.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

*	Certain personal information in this Exhibit has been omitted in accordance with Regulation S-K Item 601(a)(6).

^	Schedules and similar attachments have been omitted pursuant to Regulation S-K Item 601(a)(5). The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2026	NEXTNRG, INC.

	By:	/s/ Michael D. Farkas
	Name:	Michael D. Farkas
	Title:	Chief Executive Officer